TD SYNNEX Hosts 2025 Investor Day to Outline Strategic Focus Areas and Medium-Term Financial Aspirations
FREMONT, Calif. & CLEARWATER, Fla., April 10th, 2025 --(BUSINESS WIRE)-- TD SYNNEX (NYSE: SNX) is hosting its 2025 Investor Day today to provide an update on its strategy, market opportunities, and medium-term financial aspirations. A live video webcast will be available at ir.tdsynnex.com beginning at 8:30 a.m. Eastern time.
Patrick Zammit, CEO, and other members of the executive leadership team will outline the company’s strategy to strengthen its market position and grow its presence in IT distribution through core and strategic technologies.
“TD SYNNEX delivers unmatched capabilities and value to our vendors, customers, and shareholders. Our global footprint, broad technology capabilities, unique long-term relationships with vendors and partners, specialized go-to-market strategy, growing services business, and exceptional data insights and digital platforms position our business for continued growth. Our global team is committed to driving attractive shareholder returns through above-market profitable growth and sustainable free cash flow. I am excited about the future and the opportunities ahead as we continue to lead the way in transforming the IT distribution landscape” said Patrick Zammit, CEO.
Fiscal 2025 Financial Forecast(1,2)

The company expects to achieve:

•Non-GAAP Diluted EPS of $11.50-$12.00
•Free Cash Flow of $1.1B

Medium-Term Financial Aspirations(1,2)

The company expects to achieve the following financial aspirations:

•Non-GAAP gross billings CAGR of approximately 5%
•Gross profit CAGR of 5%+
•Non-GAAP operating income CAGR of 6%+
•Non-GAAP diluted EPS CAGR of 10-12%+
•95% Non-GAAP net income to FCF conversion
•50-75% FCF returned to shareholders
Investor Day Presentations

A live video webcast and replay of the event will be available by visiting the Events & Presentations section of the TD SYNNEX Investor Relations website at ir.tdsynnex.com.
About TD SYNNEX
TD SYNNEX (NYSE: SNX) is a leading global distributor and solutions aggregator for the IT ecosystem. We are an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, deliver business outcomes and unlock growth opportunities while helping optimize their operating model. Headquartered in Clearwater, Florida, and Fremont, California, TD SYNNEX’s 23,000 co-workers are dedicated to uniting compelling IT products, services and solutions from 2,500+ best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, AI, IoT, mobility and everything as a service.

TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem. For more information, visit www.TDSYNNEX.com, follow our newsroom or follow us on LinkedIn, Facebook and Instagram.
(1)Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, TD SYNNEX uses and refers to:
•Non-GAAP gross billings, which adjusts revenues to exclude costs related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts. Non-GAAP gross billings are a useful non-GAAP metric in understanding the volume of our business activity and serve as an important performance metric in internally managing our operations.
•Non-GAAP operating income, which excludes acquisition, integration and restructuring costs, the amortization of intangible assets and share-based compensation expense.
•Non-GAAP net income and non-GAAP diluted earnings per share, which exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense, and the related tax effects thereon.
•Free cash flow, which is cash flow from operating activities reduced by purchases of property and equipment. TD SYNNEX uses free cash flow to conduct and evaluate its business because although it is similar to cash flows from operating activities, TD SYNNEX believes free cash flow is an additional useful measure of cash flows since purchases of property and equipment are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing TD SYNNEX’s liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations as it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, TD SYNNEX believes it is important to view free cash flow as a complement to its entire Consolidated Statements of Cash Flows.
In prior periods, TD SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.
Acquisition, integration and restructuring costs, which are expensed as incurred, primarily represent professional services costs for legal, banking, consulting and advisory services, severance and other personnel-related costs, share-based compensation expense and debt extinguishment fees that are incurred in connection with acquisition, integration, restructuring, and divestiture activities. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses, costs related to long-lived assets including impairment charges and accelerated depreciation and amortization expense due to changes in asset useful lives, as well as various other costs associated with the acquisition or divestiture.
TD SYNNEX’s acquisition activities have resulted in the recognition of finite-lived intangible assets which consist primarily of customer relationships and vendor lists. Finite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s Statements of Operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees and non-employee members of the Company’s Board of Directors based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, TD SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.
TD SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of TD SYNNEX’s operational results and trends that more readily enable investors to analyze TD SYNNEX’s base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with TD SYNNEX’s Consolidated Financial Statements prepared in accordance with GAAP. A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.
The Company has not provided a reconciliation of its medium-term financial aspirations because certain items that are components of these financial metrics cannot be reasonably projected. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including acquisition, integration and restructuring costs, the amortization of intangibles, share-based compensation, and the related tax effects thereon, as well as purchases of property and equipment and costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts. These components could significantly impact the Company's actual related metrics.
(2)Our guidance is subject to the risks and uncertainties described in our 10-K and most recent 10-Q, including, but not limited to market volatility connected to geopolitical developments including tariff uncertainty.

Safe Harbor Statement
Statements in this news release regarding TD SYNNEX that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TD SYNNEX expectations as a result of a variety of factors. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements about our strategy, demand, plans and positioning, capital allocation, guidance related to the remainder of fiscal year 2025 and future periods. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TD SYNNEX is unable to predict or control, that may cause TD SYNNEX actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic and political conditions; weakness in information technology spending; seasonality; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; the timing and amount of returns to our stockholders via repurchases of our common stock and dividends; changes in foreign currency exchange rates; increased inflation; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our supplier finance programs; credit exposure to our reseller customers and negative trends in their businesses; any incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2024 and subsequent SEC filings. Statements included in this press release are based upon information known to TD SYNNEX as of the date of this release, and TD SYNNEX assumes no obligation to update information contained in this press release unless otherwise required by law.
Copyright 2025 TD SYNNEX CORPORATION. All rights reserved. TD SYNNEX, the TD SYNNEX Logo, and all other TD SYNNEX company, product and services names and slogans are trademarks or registered trademarks of TD SYNNEX Corporation. Other names and marks are the property of their respective owners.

Contacts:
David Jordan	Emily Moseley
Investor Relations	Global Corporate Communications
510-668-8436	727-538-5864
IR@tdsynnex.com	emily.moseley@tdsynnex.com

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in millions, except per share amounts)
(Amounts may not add or compute due to rounding)

	Forecast
	Fiscal Year Ending
	November 30, 2025
Non-GAAP net income and non-GAAP Diluted EPS	Low	High
Net income	$661	$701
Amortization of intangibles	300	300
Share-based compensation	75	75
Income taxes related to the above	(86)	(86)
Non-GAAP net income	$950	$990

Diluted EPS(1)	$8.00	$8.50
Amortization of intangibles	3.63	3.63
Share-based compensation	0.91	0.91
Income taxes related to the above	(1.04)	(1.04)
Non-GAAP Diluted EPS(1)	$11.50	$12.00
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. Net income allocable to participating securities is estimated to be approximately 0.9% of the forecast net income for the fiscal year ending November 30, 2025. Outstanding diluted weighted average shares for the fiscal year ending November 30, 2025 are estimated to be approximately 81.8 million.

Forecast
Fiscal Year Ending
November 30, 2025
Free cash flow
Net cash provided by operating activities	$1,265
Purchases of property and equipment	(165)
Free cash flow	$1,100